Exhibit 99.1

COMPANY CONTACT:	Investor Relations Contact: The Equity Group Inc.
Mark T. Behrman, Chief Financial Officer	Fred Buonocore, CFA (212) 836-9607
(405) 235-4546	Kevin Towle (212) 836-9620

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES EXPIRATION AND RESULTS OF CASH

TENDER OFFER FOR ITS OUTSTANDING 8.50% SENIOR SECURED NOTES DUE 2019

Oklahoma City, Oklahoma – April 23, 2018 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced the expiration and results of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all outstanding $375,000,000 aggregate principal amount of its 8.50% Senior Secured Notes due 2019 (CUSIP No. 502160AL8) (the “Notes”). The Tender Offer expired at 5:00 p.m., New York City time, on April 20, 2018 (the “Expiration Time”).

As of the Expiration Time, $337,386,000 aggregate principal amount of Notes, or 89.97% of the aggregate principal amount of Notes outstanding, had been validly tendered and not validly withdrawn, which did not include $20,397,000 aggregate principal amount of Notes that remained subject to guaranteed delivery procedures as of the Expiration Time. The complete terms and conditions of the Tender Offer were set forth in an Offer to Purchase, dated April 16, 2018 (the “Offer to Purchase”).

LSB expects to accept for payment all Notes validly tendered and not validly withdrawn prior to the Expiration Time and, in accordance with the terms of the Offer to Purchase, will pay all holders of such Notes $1,023.88 per $1,000 principal amount for all Notes accepted in the Tender Offer, plus a cash payment representing the accrued and unpaid interest on such Notes from the last interest payment date to, but not including, the settlement date. LSB expects to make payment for the Notes on April 25, 2018, subject to the closing of LSB’s previously announced issuance and sale of $400,000,000 aggregate principal amount of its 9.625% notes due 2023 and to the satisfaction or waiver by LSB of the other conditions listed in the Offer to Purchase. Following the consummation of the Tender Offer, LSB intends to redeem any Notes not validly tendered and purchased in the Tender Offer.

Goldman Sachs & Co. LLC acted as the dealer manager for the Tender Offer. The information and tender agent was D.F. King & Co., Inc.

Forward-Looking Statements

Certain matters contained in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this press release, including regarding the commencement and conduct of the Tender Offer, may constitute forward-looking statements. Forward-looking statements include statements about LSB’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, (i) LSB’s business plans may change as circumstances warrant and the Tender Offer may not ultimately be completed because of general market conditions or other factors or (ii) any of the risk factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Except as required by applicable law, we expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release.

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